                                                                      Exhibit 11

                                                                        Year ended December 31,
                                                           ---------------------------------------------
                                                                    1999                       1998
                                                           ---------------------------------------------
Basic:
   Weighted average shares outstanding                                13,159,154              8,341,747
                                                             ====================    ===================

   Net (loss) income:
        From continuing operations                                   ($1,284,147)              $359,286
        From discontinued operations                                      24,032               (585,903)
                                                             ---------------------   -------------------
        Total                                                        ($1,260,115)             ($226,617)
                                                             =====================   ===================

   Basic (loss) earning per share:
        From continuing operations                                        ($0.10)                 $0.04
        From discontinued operations                                          -                   (0.07)
                                                             ---------------------   -------------------
        Total                                                             ($0.10)                ($0.03)
                                                             =====================   ===================

Diluted:
   Weighted average shares outstanding                                13,159,154              8,341,747

   Net effect of dilutive stock options and warrants
     based on the treasury stock method
     using the year-end market price, if
     higher than average market price                                         -                  22,359
                                                             ---------------------   -------------------
   Total                                                              13,159,154              8,364,106
                                                             =====================   ===================

   Net (loss) income:
        From continuing operations                                   ($1,284,147)              $359,286
        From discontinued operations                                      24,032               (585,903)
                                                             ---------------------   -------------------
        Total                                                        ($1,260,115)             ($226,617)
                                                             =====================   ===================

   Diluted (loss) earning per share:
        From continuing operations                                        ($0.10)                 $0.04
        From discontinued operations                                          -                   (0.07)
                                                             ---------------------   -------------------
        Total                                                             ($0.10)                ($0.03)
                                                             =====================   ===================
